___________________________________________________________

Engility Reports Second Quarter 2016 Results

•	Second quarter 2016 revenue of $535 million
•	GAAP EPS of $0.07 and Adjusted EPS of $0.34
•	Second quarter 2016 book-to-bill ratio of 1.2x
•	Increasing fiscal year 2016 guidance for GAAP diluted EPS and adjusted diluted EPS; raising the lower-end of revenue and adjusted EBITDA ranges

CHANTILLY, VA – August 1, 2016 - Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the second quarter ended July 1, 2016.

Second Quarter 2016 Results

Total revenue for the second quarter of 2016 was $535 million. GAAP operating income was $35 million and GAAP operating margin was 6.5%. GAAP net income attributable to Engility was $2 million, or $0.07 per diluted share. Cash flow from operating activities was $23 million.

Adjusted operating income was $44 million and adjusted operating margin was 8.2%. Adjusted net income attributable to Engility was $13 million, or $0.34 per diluted share. Adjusted EBITDA was $48 million and adjusted EBITDA margin was 9.0%.

Engility's adjusted results for net income, operating income and EBITDA exclude $3 million of acquisition and integration costs. Adjusted operating income and adjusted net income also exclude $6 million of amortization of intangible asset expenses associated with the TASC and DRC acquisitions. Information about the Company's use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

CEO Commentary

“I am encouraged by our second quarter results. We have established a solid foundation to achieve our strategic objectives of organic growth, attracting and retaining key talent and strengthening our balance sheet,” said Lynn Dugle, Chief Executive Officer of Engility. “We have improved our book-to-bill ratio and increased our pipeline. Our solid operating cash flow results also enabled us to make additional voluntary debt prepayments in the second quarter.”

Key Performance Indicators for the Second Quarter of 2016

•	Book-to-bill ratio was 1.2x on net bookings of $632 million.
•	Funded backlog was $753 million and total backlog was $3.0 billion.
•	Days sales outstanding (DSO), net of advanced payments, was 55 days.

Significant Second Quarter 2016 Contract Awards

•

Awarded a $248 million recompete contract to provide complex technical consulting and systems engineering and technical assistance supporting the Defense Threat Reduction Agency’s (DTRA) mission to counter weapons of mass destruction.

•

Awarded a $90 million contract to perform operational testing and evaluation on the Transportation Security Administration’s (TSA) IT systems and security screening processes and equipment. Under this recompete award, the company will conduct test planning, test execution, data management and data analysis to support TSA.

•

Awarded a new $38 million contract by the Naval Air Systems Command (NAVAIR) Airworthiness and CYBERSAFE Office to provide a range of technical services supporting aircraft safety-of-flight determinations and preparing the resulting flight clearances. The Engility team also will convert Navy flight and technical information manuals to a digital format, making them fully accessible on electronic and mobile devices.

•

Awarded a new $29 million contract supporting the Naval Surface Warfare Center Panama City Division, delivering a broad spectrum of engineering services for Air Cushion Vehicles—the landing craft used by the U.S. Navy to move materiel and personnel from ship to shore and across the beach.

•

Awarded a $24 million contract to support the U.S. Army’s Tactical Exploitation of National Capabilities (TENCAP) program. TENCAP provides Army commanders with actionable intelligence information gathered around the world. Work under this recompete will allow the company to continue more than 25 years of engineering support for this customer and their mission.

Third Quarter 2016 Contract Award Activity

•

Since the end of the 2016 second quarter, Engility has received multiple new single award contracts or extensions with an expected value in excess of $500 million to provide program support to the U. S. Government. As certain of these awards are subject to protest, the Company cannot predict the potential revenue it may receive from these contracts until the protest periods are completed.

Fiscal Year 2016 Guidance

Based on Engility’s financial results for the first six months of 2016 and its outlook for the remainder of the year, the Company is updating the fiscal year 2016 guidance it issued on May 5, 2016. The Company is increasing its fiscal year 2016 GAAP diluted EPS and adjusted diluted EPS guidance. In addition, the Company is raising the lower-end of its revenue and adjusted EBITDA guidance ranges. The table below summarizes the Company’s fiscal year 2016 guidance. This guidance does not reflect the impact of the potential debt refinancing.

	Current Outlook for FY 2016	Prior Outlook FY 2016
Revenue	$2.05 billion - $2.15 billion	$2.0 billion - $2.15 billion
GAAP Diluted EPS (1)	$0.08 - $0.23	$0.03 - $0.18
Adjusted Diluted EPS (1)	$1.18 - $1.33	$1.00 - $1.15
Adjusted EBITDA (1)	$182 million - $190 million	$180 million - $190 million
GAAP operating cash flow	$105 million - $115 million	$105 million - $115 million

(1) 2016 GAAP and adjusted diluted EPS guidance assumes weighted-average outstanding shares of approximately 37.5 million. GAAP diluted EPS assumes a full-year effective tax rate of 27 percent. Adjusted diluted EPS assumes total cash tax payments of approximately $1 million. The adjusted diluted EPS and adjusted EBITDA guidance excludes approximately $38 million of amortization of acquired intangible assets, and deal and integration costs associated with the TASC acquisition.

Non-GAAP Measures

Certain Definitions

“Adjusted Operating Income” represents Operating Income before adjustments related to the amortization of intangible assets.

“Adjusted Operating Margin” represents Adjusted Operating Income divided by revenue.

“Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA)” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items.

“Adjusted EBITDA Margin” represents Adjusted EBITDA divided by revenue.

“Adjusted Net Income” represents net income before: (i) adjustments related to the amortization of intangible assets, and (ii) amortization or write-off of debt issuance costs and write-off of original issue discount, net of the tax effect where appropriate calculated using an assumed effective tax rate.

“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with GAAP.

Use of Non-GAAP Measures

The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. Generally Accepted Accounting Principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of transaction and integration costs and amortization expenses related to our acquisitions of TASC and DRC, as well as restructuring and legal and settlement costs. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

With respect to our “Fiscal Year 2016 Guidance” above, reconciliation of Adjusted EBITDA and Adjusted Diluted EPS guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. We are unable to reconcile Adjusted EBITDA to net income due to our inability to predict certain non-cash items included in net income, including taxes and timing of restructuring charges. We are unable to reconcile Adjusted Diluted EPS to GAAP EPS due to our inability to predict with reasonable accuracy our future stock price, share count and net income that could be impacted by the timing of any restructuring efforts for the remainder of fiscal 2016. The disclosure of such reconciliations may imply to our investors a degree of precision in our calculations that is not possible. The variability of the above charges may result in an unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference Call Information

Engility will host a conference call at 8:30 a.m. Eastern Time on August 1, 2016 (today), to discuss the financial results for its second quarter 2016 and its fiscal year 2016 guidance.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website which summarizes the Company’s 2016 second quarter results and its fiscal year 2016 guidance. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing (888) 655-5029 (domestic) or (503) 343-6026 (international) and entering pass code 50457672.

A replay will be available on the Company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through August 8, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 50457672.

About Engility

Engility (NYSE: EGL), a leading provider of mission-critical and highly technical services to the U.S. government, is engineered to make a difference. Built on a five-decade commitment to our customers and our country, Engility delivers world-class performance, efficiency and value in a broad range of services, including engineering and technology life cycle support, program and business support and specialized technical consulting. Headquartered in Chantilly, Virginia, and with offices around the world, Engility supports customers throughout the defense, intelligence, space, federal civilian and international communities, drawing on our intimate understanding of customer needs, our deep domain expertise and our highly skilled employees to develop and deliver on-target solutions. To learn more about Engility, please visit www.engilitycorp.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, as well as the TASC transaction and its expected benefits and the timing of such benefits. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes,"

"estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2015, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media:Investor Relations:

Eric RuffDave Spille

Engility Holdings, Inc.Engility Holdings, Inc.

(703) 375-6463(703) 375-4221

eric.ruff@engilitycorp.com dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 1, 2016	June 30, 2015	July 1, 2016	June 30, 2015
Revenue	$535,432	$575,495	$1,058,211	$978,142
Costs and expenses
Cost of revenue	456,902	486,635	906,232	830,100
Selling, general and administrative expenses	43,467	51,036	90,443	109,915
Total costs and expenses	500,369	537,671	996,675	940,015
Operating income	35,063	37,824	61,536	38,127
Interest expense, net	29,064	30,734	58,503	49,328
Other income (expenses), net	(21)	56	(82)	29
Income (loss) before income taxes	5,978	7,146	2,951	(11,172)
Provision (benefit) for income taxes	1,924	(8,324)	1,022	(14,001)
Net income	4,054	15,470	1,929	2,829
Less: Net income attributable to non-controlling interest	1,560	2,374	2,665	3,100
Net income (loss) attributable to Engility	$2,494	$13,096	$(736)	$(271)

Earnings (loss) per share attributable to Engility
Basic	$0.07	$0.36	$(0.02)	$(0.01)
Diluted	$0.07	$0.35	$(0.02)	$(0.01)

Weighted average number of shares outstanding
Basic	36,727	36,577	36,721	30,478
Diluted	37,350	37,009	36,721	30,478

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 1, 2016	December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$33,311	$30,022
Receivables, net	367,750	381,760
Prepaid income taxes	4,868	5,003
Other current assets	27,789	24,655
Total current assets	433,718	441,440
Property, plant and equipment, net	51,334	44,120
Goodwill	1,093,178	1,093,178
Identifiable intangible assets, net	416,820	436,627
Deferred tax assets	231,859	235,397
Other assets	3,484	3,211
Total assets	$2,230,393	$2,253,973
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$8,447	$8,447
Accounts payable, trade	62,251	54,345
Accrued employment costs	85,904	81,711
Accrued expenses	81,792	82,765
Advance payments and billings in excess of costs incurred	38,059	49,205
Deferred income taxes, current and income tax liabilities	486	695
Other current liabilities	36,224	36,293
Total current liabilities	313,163	313,461
Long-term debt	1,065,486	1,094,029
Income tax liabilities	66,802	68,000
Other liabilities	75,173	72,350
Total liabilities	$1,520,624	$1,547,840
Commitments and contingencies (see Note 11)
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of July 1, 2016 or December 31, 2015	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,773 and 36,735 shares issued and outstanding as of July 1, 2016 and December 31, 2015, respectively	368	368
Additional paid-in capital	1,234,351	1,231,584
Accumulated deficit	(531,631)	(530,895)
Accumulated other comprehensive loss	(5,421)	(7,229)
Non-controlling interest	12,102	12,305
Total equity	709,769	706,133
Total liabilities and equity	$2,230,393	$2,253,973

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	July 1, 2016	June 30, 2015
Operating activities:
Net income	$1,929	$2,829
Share-based compensation	4,828	7,679
Depreciation and amortization	24,642	25,493
Amortization of bank debt fees	4,865	8,136
Deferred income taxes	2,035	13,965
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	14,010	13,241
Other assets	(3,251)	(3,977)
Accounts payable, trade	5,597	(19,964)
Accrued employment costs	4,192	(31,373)
Accrued expenses	(903)	(12,350)
Advance payments and billings in excess of costs incurred	(11,146)	(687)
Other liabilities	5,863	(33,219)
Net cash provided by (used in) operating activities	52,661	(30,227)
Investing activities:
Acquisitions, net of cash acquired	—	25,478
Capital expenditures	(9,832)	(2,550)
Net cash (used in) provided by investing activities	(9,832)	22,928
Financing activities:
Gross borrowings from issuance of long-term debt	—	585,000
Repayment of long-term debt	(33,408)	(339,445)
Gross borrowings from revolving credit facility	53,000	138,000
Repayments of revolving credit facility	(53,000)	(96,000)
Debt issuance costs	—	(42,425)
Equity issuance costs	—	(2,430)
Proceeds from share-based payment arrangements	214	279
Payment of employee withholding taxes on share-based compensation	(1,776)	(6,861)
Excess tax deduction on share-based compensation	—	5,103
Dividends paid	(1,702)	(203,101)
Distributions to non-controlling interest member	(2,868)	(1,258)
Net cash (used in) provided by financing activities	(39,540)	36,862
Net change in cash and cash equivalents	3,289	29,563
Cash and cash equivalents, beginning of period	30,022	7,123
Cash and cash equivalents, end of period	$33,311	$36,686

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended		Six Months Ended
	July 1, 2016	June 30, 2015	July 1, 2016	June 30, 2015
Operating income	$35,063	$37,824	$61,536	$38,127

Adjustments
Acquisition and restructuring-related expenses, excluding amortization	2,504	3,708	6,701	27,593
Acquisition-related intangible amortization	6,335	10,794	15,619	15,172
Legal and settlement costs	—	—	—	154
Total adjustments	8,839	14,502	22,320	42,919
Adjusted operating income	$43,902	$52,326	$83,856	$81,046

Operating margin	6.5%	6.6%	5.8%	3.9%
Adjusted operating margin	8.2%	9.1%	7.9%	8.3%

ENGILITY HOLDINGS, INC.

Adjusted Earnings Per Share

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 1, 2016	June 30, 2015	July 1, 2016	June 30, 2015
GAAP net income (loss) attributable to Engility	$2,494	$13,096	$(736)	$(271)
Net income attributable to non-controlling interest	1,560	2,374	2,665	3,100

GAAP net income (loss)	4,054	15,470	1,929	2,829
Provision (benefit) for income taxes	1,924	(8,324)	1,022	(14,001)
Income tax rate	32.2%	(116.5)%	34.6%	125.3%

GAAP income (loss) before taxes	5,978	7,146	2,951	(11,172)

Adjustments
Acquisition and restructuring-related expenses, excluding amortization	2,504	3,708	6,701	27,593
Acquisition-related intangible amortization	6,335	10,794	15,619	15,172
Legal and settlement costs	-	-	-	154
Bank fees previously capitalized and included in interest expense	-	-	-	4,602
Total adjustments	8,839	14,502	22,320	47,521

Adjusted income before income tax	14,817	21,648	25,271	36,349
Cash paid for income taxes	477	358	884	4,248
Adjusted income tax rate	3.2%	1.7%	3.5%	11.7%

Adjusted net income	14,340	21,290	24,387	32,101
Less: Net income attributable to non-controlling interest	1,560	2,374	2,665	3,100
Adjusted net income attributable to Engility	$12,780	$18,916	$21,722	$29,001

Diluted earnings (loss) per share attributable to Engility
GAAP	$0.07	$0.35	$(0.02)	$(0.01)
Adjusted	$0.34	$0.51	$0.58	$0.93

Diluted weighted average number of shares outstanding
GAAP	37,350	37,009	36,721	30,478
Adjusted	37,350	37,009	37,347	31,030

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Six Months Ended
	July 1, 2016	June 30, 2015	July 1, 2016	June 30, 2015
Net income (loss)	$4,054	$15,470	$1,929	$2,829

Interest, taxes, and depreciation and amortization
Interest expense	29,064	30,734	58,503	49,328
Provision (benefit) for income taxes	1,924	(8,324)	1,022	(14,001)
Depreciation and amortization	10,827	17,036	24,642	25,493
EBITDA	45,869	54,916	86,096	63,649

Adjustments to EBITDA
Acquisition and restructuring-related expenses, excluding amortization	2,504	3,708	6,701	27,593
Legal and settlement costs	-	-	-	154
Adjusted EBITDA	$48,373	$58,624	$92,797	$91,396

EBITDA Margin	8.6%	9.5%	8.1%	6.5%
Adjusted EBITDA Margin	9.0%	10.2%	8.8%	9.3%